UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/01/2010

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2010, Knoll, Inc. (the "Company") approved 2011 non-equity incentive awards for the executive officers listed below. The Company also determined that base salaries for these officers will remain unchanged for 2011.

Andrew B. Cogan, Chief Executive Officer. Mr. Cogan was granted a 2011 non-equity incentive award with a target incentive payment of $800,000. A copy of Mr. Cogan's 2011 non-equity incentive award letter, detailing his participation in the 2011 Knoll, Inc. Incentive Compensation Program, is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Lynn M. Utter, President and Chief Operating Officer, Knoll North America. Ms. Utter was granted a 2011 non-equity incentive award with a target incentive payment of $500,000. A copy of Ms. Utter's 2011 non-equity incentive award letter, detailing her participation in the 2011 Knoll, Inc. Incentive Compensation Program, is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Barry L. McCabe, Executive Vice President and Chief Financial Officer. Mr. McCabe was granted a 2011 non-equity incentive award with a target incentive payment of $295,000. A copy of Mr. McCabe's 2011 non-equity incentive award letter, detailing his participation in the 2011 Knoll, Inc. Incentive Compensation Program, is attached as Exhibit 10.3 to this Current Report on Form 8-K.

Arthur C. Graves, Executive Vice President - Sales and Distribution. Mr. Graves was granted a 2011 non-equity incentive award with a target incentive payment of $295,000. A copy of Mr. Graves' 2011 non-equity incentive award letter, detailing his participation in the 2011 Knoll, Inc. Incentive Compensation Program, is attached as Exhibit 10.4 to this Current Report on Form 8-K.

Benjamin A. Pardo, Senior Vice President - Director of Design. Mr. Pardo was granted a 2011 non-equity incentive award with a target incentive payment of $250,000. A copy of Mr. Pardo's 2011 non-equity incentive award letter, detailing his participation in the 2011 Knoll, Inc. Incentive Compensation Program, is attached as Exhibit 10.5 to this Current Report on Form 8-K.

Item 7.01.    Regulation FD Disclosure

On November 29, 2010, Andrew B. Cogan, Chief Executive Officer of the Company, adopted a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), providing for the exercise and sale of up to 220,366 stock options which expire in February 2011. The plan takes effect on December 7, 2010 and terminates when the option limit is reached or on February 4, 2011, whichever occurs first.

On November 29, 2010, Barry L. McCabe, Chief Financial Officer of the Company, adopted two trading plans pursuant to Rule 10b5-1 under the Exchange Act. The first plan provides for the exercise and sale of up to 44,072 stock options and terminates when the option limit is reached or on February 5, 2012, whichever occurs first. The second plan provides for the sale of up to 58,654 shares of the Company's common stock and terminates when the share limit is reached or on December 7, 2011, whichever occurs first. Both of these plans take effect on December 7, 2010.

Item 8.01.    Other Events

On December 1, 2010, the Company's board of directors approved for fiscal year 2011 a temporary suspension of the $2,500 per meeting fee paid to non-employee directors under the Knoll, Inc. Non-Employee Director Compensation Plan (the "Plan") for attendance at meetings of the board of directors. The board of directors previously approved a suspension of this meeting fee for fiscal year 2010 on December 1, 2009.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 - Andrew B. Cogan Incentive Compensation Letter dated December 1, 2010.

Exhibit 10.2 - Lynn M. Utter Incentive Compensation Letter dated December 1, 2010.
Exhibit 10.3 - Barry L. McCabe Incentive Compensation Letter dated December 1, 2010.
Exhibit 10.4 - Arthur C. Graves Incentive Compensation Letter dated December 1, 2010.
Exhibit 10.5 - Benjamin A. Pardo Incentive Compensation Letter dated December 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: December 03, 2010	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Andrew B. Cogan Incentive Compensation Letter dated December 1, 2010
EX-10.2	Lynn M. Utter Incentive Compensation Letter dated December 1, 2010
EX-10.3	Barry L. McCabe Incentive Compensation Letter dated December 1, 2010
EX-10.4	Arthur C. Graves Incentive Compensation Letter dated December 1, 2010
EX-10.5	Benjamin A. Pardo Incentive Compensation Letter dated December 1, 2010